UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2008

1st INDEPENDENCE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26570	61-1284899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8620 Biggin Hill Lane
Louisville, Kentucky		40220-4117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 753-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors ; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously disclosed by 1st Independence Financial Group, Inc. (“1st Independence”), 1st Independence and its subsidiary, 1st Independence Bank, Inc. (“1st Bank”), have entered into that certain Agreement and Plan of Merger, dated as of February 26, 2008, with MainSource Financial Group, Inc. (“MainSource”), which merger agreement contemplates the merger of 1st Independence with and into MainSource.  As of March 25, 2008, 1st Independence entered into the agreements required by Section 5.18 of the merger agreement regarding the existing employment agreements between 1st Independence and 1st Bank and certain of their officers.  These included, among others, agreements regarding the employment agreements between 1st Independence and 1st Bank and the following executive officers of 1st Independence and 1st Bank:  N. William White, President and CEO; R Michael Wilbourn, Executive Vice President and CFO; and Kathy L. Beach, Executive Vice President and Chief Operations Officer.  These agreements provide that upon the effective time of the merger, the existing employment agreement of each of these officers will be terminated in consideration of a cash payment to be made to such officer as provided in his or her employment agreement.  The existing employment agreements provide for a payment in the context of termination of the officer’s employment in a change of control transaction such as the merger equal to 2.99 times the officer’s “base amount” (as defined in Section 280G(b)(3) of the Internal Revenue Code) less the value of any benefits or rights accelerated by the merger, provided such payment may be reduced to prevent the payment from constituting an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Code.  Each officer is agreeing to accept such payment at the effective time of the merger in lieu of any amounts that might otherwise be payable to such officer, and benefits to which such officer would otherwise be entitled, under his or her existing employment agreement.  The agreements also provide that upon receipt of such payment at the effective time of the merger, each such officer will generally release any claims he or she has or may have against 1st Independence, 1st Bank or MainSource and their successors and assigns, subject to certain carve outs as specified in each agreement.  The foregoing description of the agreements entered into with each of Messrs. White and Wilbourn and Ms. Beach is qualified in its entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by this reference.   Each such agreement will be null and void and of no force or effect in the event the merger is not consummated for any reason.

Also as required by Section 5.15 of the merger agreement, 1st Independence has begun using its best efforts to obtain written consents from the holders of outstanding options to purchase 1st Independence stock issued under 1st Independence’s 2004 Omnibus Stock Option Plan whereby such optionees consent to the disposition of such options as provided in Section 2.01 of the merger agreement unless the holder exercises the option in accordance with its terms prior to the effective time of the merger.  Section 2.01 of the merger agreement provides each outstanding option will at the effective time of the merger be converted into the right to receive from MainSource, less any required tax withholdings, an amount in cash equal to the product of (A) the sum of (i) (x) $5.475, subject to adjustment as provided in Section 2.02 of the merger agreement (the “cash consideration”), plus (y) the product of the Average Share Price of MainSource common stock (as defined below) multiplied by 0.881036 (which exchange ratio may be adjusted as provided in the merger agreement), less (ii) the per share exercise price for each share of 1st Independence stock subject to the option, multiplied by (B) the number of shares of 1st Independence stock subject to such option.  Upon such payment, the option will be terminated.  If the option is out of the money (i.e., the calculation described above results in a negative number), the option will still be terminated at the effective time of the merger and no payment will be made with respect thereto.  The Average Share Price of MainSource common stock shall be equal to the average per share closing prices of a share of MainSource common stock as quoted on the Nasdaq Stock Market during the ten trading days preceding the fifth calendar day preceding the effective time of the merger.

Holders of outstanding options include current and former directors, executive officers and employees of 1st Independence and 1st Bank.  The following table shows the number of the outstanding options held by each of the current directors and the named executive officers of 1st Independence, and the weighted average exercise price of those options.

Name and Position	Number of Shares under Option	Weighted Average Exercise Price
N. William White, President & CEO	15,500	$13.01
R. Michael Wilbourn, Executive Vice President and CEO	8,750	$13.49
Kathy L. Beach, Executive Vice President and Chief Operations Officer	5,000	$17.72

Steven R. Manecke, Director	5,000	$8.00
Charles L. Moore, Director	3,400	$8.00
Ronald L. Receveur, Director	3,400	$8.00

As of the date of this Form 8-K, there are an additional 22,000 options outstanding and held by persons other than current directors and named executive officers of 1st Independence.  Such options have a weighted average exercise price of $13.48 per share.

Because the Average Share Price of MainSource common stock will not be determined until the fifth calendar day immediately preceding the consummation of the merger as well as the possibility of an adjustment to the cash consideration and/or the exchange ratio as described above and provided for in the merger agreement, the amount of the payment due any optionee for such optionee’s options should the optionee enter into the agreement regarding stock options and not exercise their options prior to the merger cannot be determined at the time of filing of this Form 8-K.

The foregoing description of the form of the agreement regarding stock options that 1st Independence is asking each optionee to sign to consent to the foregoing is qualified in its entirety by reference to the copy of such form attached hereto as Exhibit 10.4 and incorporated herein by this reference.

1st Independence began entering into the agreements regarding stock options with optionees on March 27, 2008.   If the merger does not occur and the merger agreement is terminated, these agreements regarding stock options will be null and void and the options subject thereto will not be terminated or cancelled.

Additional Information about the Merger and Where to Find It

The merger will be submitted to 1st Independence's shareholders for their consideration. MainSource will file a registration statement, which willinclude a proxy statement/prospectus to be sent to 1st Independence's shareholders, and each of 1st Independence and MainSource may file other relevant documents concerning the merger with the SEC. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about 1st Independence and MainSource including all recent proxy statements and annual reports at the SEC's website (http://www.sec.gov). In addition, documents filed with the SEC by 1st Independence will be available free of charge from the Secretary of 1st Independence at 8620 Biggin Hill Lane, Louisville, Kentucky40220, telephone (502) 753-2265. Documents filed with the SEC by MainSource will be available free of charge from the Secretary of MainSource at 2105 N. State Road 3 Bypass, Greensburg, IN 47240, telephone (812)663-6734, or on MainSource's website at www.mainsourcefinancial.com.

Forward Looking Statements Safe Harbor

This Report contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include: risks that the merger will not be consummated on the terms disclosed or at all; risks resulting from the potential adverse effect on 1st Independence's business and operations of the covenants 1st Independence made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to1st Independence's business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses 1st Independence has incurred and will continue to incur relating to the proposed merger; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in 1st Independence's filings with the SEC, available free online at the SEC's website (http://www.sec.gov). 1st Independence assumes no responsibility to update forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit Number                                Description of Exhibit

10.1	Agreement Relating to N. William White Employment Agreement and Release
10.2	Agreement Relating to R. Michael Wilbourn Employment Agreement and Release
10.3	Agreement Relating to Kathy L. Beach Employment Agreement and Release
10.4	Form of Agreement Regarding Stock Options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2008	1st Independence Financial Group, Inc.

	By:	/s/ N. William White
N. William White
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number                                                      Description

10.1	Agreement Relating to N. William White Employment Agreement and Release

10.2	Agreement Relating to R. Michael Wilbourn Employment Agreement and Release

10.3	Agreement Relating to Kathy L. Beach Employment Agreement and Release

10.4	Agreement Concerning Stock Options